                                                                     Exhibit 2.2
                                                                     -----------

                  AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

          THIS AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (this "Amendment") is made on this 29/th/ day of June, 2001 by and among SYSTEMS & COMPUTER TECHNOLOGY CORPORATION, a Delaware corporation ("SCT"), SCT TECHNOLOGIES (CANADA), INC., a company organized and existing under the laws of the Province of Ontario, Canada ("SCT Canada"), SCT FINANCIAL CORPORATION, a Delaware corporation ("SCT Financial"), SCT PROPERTY, INC., a Delaware corporation ("SCT Property"), SCT GOVERNMENT SYSTEMS, INC., a Delaware corporation (the "Company"), OMNI-TECH SYSTEMS, LTD., a company organized and existing under the laws of the Province of British Columbia, Canada ("Omni-Tech"), AFFILIATED COMPUTER SERVICES, INC., a Delaware corporation ("ACS"), ACS ENTERPRISE SOLUTIONS, INC., a Delaware corporation and a wholly-owned subsidiary of ACS ("ACS-Enterprise"), and ACS-ALBERTA, INC., a company organized and existing under the laws of the Province of Alberta, Canada ("ACS-Alberta" and collectively with ACS-Enterprise, the "Purchasers"). For convenience, SCT, SCT Canada, SCT Financial, SCT Property, the Company and Omni-Tech are sometimes collectively referred to in this Agreement as the "SCT Parties," and individually as an "SCT Party." For convenience, ACS and the Purchasers are sometimes together referred to in this Agreement as the "ACS Parties," and individually as an "ACS Party."

                                  BACKGROUND

          The SCT Parties and the ACS Parties entered into that certain Stock Purchase Agreement, dated June 23, 2001 (the "Purchase Agreement"). The SCT Parties and the ACS Parties desire to amend and supplement certain provisions of the Purchase Agreement, and to provide for the waiver of certain conditions of the ACS Parties' obligation to proceed with the consummation of the transactions contemplated by the Purchase Agreement, all in accordance with the terms, and subject to the conditions, contained in this Amendment.

          NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants made in this Agreement, the SCT Parties and the ACS Parties, intending to be legally bound, hereby agree as follows:

          1.  Defined Terms.  Unless otherwise defined in this Amendment,
              -------------
capitalized terms used in this Amendment but not otherwise defined in this Amendment shall have the respective meanings ascribed to such terms in the Purchase Agreement.

          2.  Waiver of Condition to Closing.    The ACS Parties hereby
              -------------------------------
acknowledge that the Third Party Consents required to be obtained from each of the following Persons will not be obtained before the Closing: Lakeshore Towers Limited Partnership Phase I; TouchNet Information Systems, Inc. (formerly known as Touchfax Information Systems, Inc.), MCL Group, and the City of Memphis, Tennessee. Accordingly, the ACS Parties hereby waive the condition contained in
Section 7.3 of the Purchase Agreement with respect to the obtainment of such Consents. The ACS Parties and the SCT Parties hereby waive the condition contained in

Section 7.17 and Section 8.10, respectively, of the Purchase Agreement with respect to the execution and delivery of the License Agreement.

          3.   Amendments to Purchase Agreement.
               --------------------------------

               (a) The following provision is added to the Purchase Agreement as Section 9.7:

                 "9.7 Negotiation of Agreements.
                      -------------------------

                         (a) Until the date that is sixty (60) days after the Closing Date, SCT and the ACS Parties shall continue to negotiate in good faith the terms of a mutually satisfactory license agreement between SCT and its appropriate Subsidiaries, on the one hand, and the Company, on the other hand, relating to the Intellectual Property identified in Schedule 4.27(a)(ii) as being
                                                   --------------------
               the subject matter of the license agreement.

                         (b) Until the date that is sixty (60) days after the Closing Date, SCT and ACS Parties shall continue to negotiate in good faith the terms of a mutually satisfactory arrangement whereby the Company obtains the rights and assumes the obligations of SCT with respect to the Touchnet Products consisting of the "eTraffic.sct Software Component" and the eTraffic.sct Hardware Component" (each such term as defined in that certain Product Development and Distribution Agreement between SCT and TouchNet Information Systems, Inc. (formerly known as Touchfax Information Systems, Inc.), dated July 31, 1995, as amended by that certain Sixth Addendum, dated April, 2001."

               (b) The following provision is added to the Purchase Agreement as Section 9.8:

                 "9.8 Licenses; Use of Names.
                      ----------------------

                         (a) Until the date which is sixty (60) days after the Closing Date, SCT grants to the Company a non-exclusive, non-transferable right and license to (i) market and sublicense the software products identified on Schedule 9.8(a)(i) to state and
                                               ------------------
               local governments in the same manner as marketed and sublicensed by the Company immediately before the Closing and to use the trademark "Banner(R)" to market and identify such software programs, (ii) to use the name "Banner" in connection with the marketing and licensing of the software programs identified on
               Schedule 9.8(a)(ii).  The Company's use of the trademark "Banner"
               -------------------
               in connection with such software products shall be subject to SCT's reasonable quality control guidelines which are consistent with SCT's guidelines for such software products in effect immediately before the Closing. None of the Company, Omni-Tech or the ACS Parties will have any right, title or interest in and to the trademarks "Banner," or "SCT(R)" or any variations thereof other than the right and licensed granted by this Section 9.8(a).
                    --------------

                    (b) From and after the Closing, the Company may use the name "SCT" and "Banner" and any derivations thereof on existing product literature, signage and stationary, solely in connection with the Company's operation of the Business after the Closing
               for no longer than sixty (60) days after the Closing.   During
               such sixty (60) days period, the Company shall (and the ACS Parties shall cause the Company to) begin and pursue with commercially reasonable diligence the cessation of such use at the earliest practicable time. Notwithstanding the foregoing, the Company shall not be required to remove the name "Banner" or "SCT" to the extent that such names are imbedded in any software programs licensed or sublicensed by the Company on or before the Closing Date or within such sixty (60) day period."

               (c) Section 10.1(a) of the Purchase Agreement is hereby amended by adding the following provisions as clause (viii) thereto and by renumbering the provisions currently contained in clause (viii) thereto as clause (ix):

               "(viii) the failure to obtain the required Third Party Consents from any of the following Persons: Lakeshore Towers Limited Partnership Phase I; TouchNet Information Systems, Inc. (formerly known as Touchfax Information Systems, Inc.), and MCL Group prior to the Closing;"

               (d) Section 10.1(b) of the Purchase Agreement is hereby amended by deleting (iii) through (v) in its entirety and replacing it to be and read as follows:

               "(iii) any and all Losses arising out of, based upon or resulting from the operations or conduct of the business of the Company or Omni-Tech on and after the Closing Date (except to the extent that SCT, SCT Financial, SCT Property and SCT Canada are liable for the same pursuant to Section 10.1(a)(i)) including,
                                               -------------------
               without limitation, all Losses incurred by any Seller Indemnities under any guarantee or surety provided by any Seller Indemnitee with respect to any of the Guaranteed Obligations; (iv) any Losses (other than the severance payments required to be paid by SCT in accordance with Section 9.5) incurred by any Seller
                                      -----------
               Indemnitee in connection with the termination of the employment of the Employees identified on Schedule 9.5; (v) any and all
                                              ------------
               Taxes imposed on any ACS Party, the Company and Omni-Tech, or any Affiliate of any of the foregoing, for or relating to all periods beginning the day after the Closing Date; and (vi) any and all Third Party Claims arising out of the foregoing."

               (e) Section 10.4(a)(ii) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

               "(ii) with respect to any of the matters described in clauses
               (iv), (v), (vii) and (viii) of Section 10.1(a) of this Agreement
                                              ---------------
               (including Third Party Claims as a result thereof)"

               (f) Section 10.4(b)(ii) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

               "(ii) with respect to any of the matters described in clauses
               (iv), (v), (vii) and (viii) of Section 10.1(a) of this Agreement
                                              ---------------
               (including Third Party Claims as a result thereof)"

        4. City of Memphis.  For purposes of the Purchase Agreement, the
           ---------------
Services Agreement with the City of Memphis, Tennessee (the "Memphis Agreement") shall be deemed to be an "Outsourcing Agreement" for purposes of Purchase Price Adjustment provided for in Section 10.9 of the Purchase Agreement; provided, that (a) a termination of the Memphis Agreement by the City of Memphis by reason of the "change in control" of the Company which is occurring at the Closing shall, for purposes of the Purchase Price Adjustment, be treated as a termination by reason of an allegedly unauthorized assignment of the Memphis Agreement and (b) if any Purchase Price Adjustment is payable by SCT as a result of the application of Section 10.9 as applied to the termination of the Memphis Agreement, then the amount of the Purchase Price Adjustment payable by SCT shall be reduced on a dollar-for-dollar basis by any amount which is payable by the City of Memphis under the Memphis Agreement on account of such termination.

        5. Satisfaction of Obligations Relating to OTG Software, Inc.  In
           ---------------------------------------------------------
connection and contemporaneous with the Closing, the Company is entering into a Reseller and Joint Development Agreement (the "OTG Reseller Agreement") with OTG Software, Inc. ("OTG") pursuant to which, among other things, the Company will acquire from OTG a nonexclusive license and right to use certain OTG software programs and to sublicense such software programs for use by the Company's clients. Each of the ACS Parties hereby (a) consents to the Company's entering into of the OTG Reseller Agreement and (b) acknowledges that the Company's entering into of the OTG Reseller Agreement constitutes full satisfaction of all obligations of any of SCT, SCT Financial, SCT Property and SCT Canada under the provisions of Section 10.1(a)(vii) of the Purchase Agreement relating to OTG.

        6. Ratification.  Except as amended and supplemented by this
           ------------
Amendment, the Purchase Agreement is hereby ratified and confirmed in all respects and shall remain in full force and effect without change.

        7. Entire Agreement.  This Amendment sets forth the entire understanding
           ----------------
among the SCT Parties and the ACS Parties with respect to the subject matter of this Amendment and any and all prior agreements and understandings with respect to such subject matter between or among any of the SCT Parties, on the one hand, and any of the ACS Parties, on the other hand are superceded by this Amendment.

        8.  Counterparts.  This Amendment may be executed in two or more fully
            ------------
executed counterparts, each of which shall be deemed an original, but all of which counterparts shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Amendment on the date first written above.

                              SYSTEMS & COMPUTER TECHNOLOGY CORPORATION

                              By: /s/ Eric Haskell
                                  ----------------

                              Print Name: Eric Haskell
                                          ------------

                              Title: Senior Vice President
                                     ---------------------


                              SCT TECHNOLOGIES (CANADA), INC.


                              By: /s/ Eric Haskell
                                  ----------------

                              Print Name: Eric Haskell
                                          ------------

                              Title: Senior Vice President
                                     ---------------------


                              SCT FINANCIAL CORPORATION


                              By: /s/ Eric Haskell
                                  ----------------

                              Print Name: Eric Haskell
                                          ------------

                              Title: Senior Vice President
                                     ---------------------

                              SCT PROPERTY, INC.


                              By: /s/ Eric Haskell
                                  ----------------

                              Print Name: Eric Haskell
                                          ------------

                              Title: Senior Vice President
                                     ---------------------


                              SCT GOVERNMENT SYSTEMS, INC.


                              By: /s/ Eric Haskell
                                  ----------------

                              Print Name: Eric Haskell
                                          ------------

                              Title: Senior Vice President
                                     ---------------------


                              OMNI-TECH SYSTEMS LTD.


                              By: /s/ Eric Haskell
                                  ----------------

                              Print Name: Eric Haskell
                                          ------------

                              Title: Senior Vice President
                                     ---------------------


                              AFFILIATED COMPUTER SERVICES, INC.


                              By: /s/ John Rexford
                                  ----------------

                              Print Name: John Rexford
                                          ------------

                              Title: Senior Vice President
                                     ---------------------


                              ACS ENTERPRISE SOLUTIONS, INC.


                              By: /s/ John Rexford
                                  ----------------

                              Print Name: John Rexford
                                          ------------

                              Title: Vice President
                                     --------------

                              ACS-ALBERT, INC.


                              By: /s/ John Rexford
                                  ----------------

                              Print Name: John Rexford
                                          ------------

                              Title: Vice President
                                     --------------